Exhibit 10.6.2

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) made as of this 26th day of June, 2008 for the benefit of Indas Green Acquisition Corporation, a company formed under the laws of the Cayman Islands (the “Company”), having its principal place of business at Level 30-31, Six Battery Road, Raffles Place, Singapore 049909 and by the entity listed on the signature page hereto under the heading “Subscriber” (“Subscriber”).

WHEREAS, the Company desires to sell an aggregate of 100,000 warrants (the “Warrants”) each exercisable for one ordinary share of the Company for a purchase price of $1.00 per Warrant (i.e., an aggregate purchase price of at least $100.000); and

WHEREAS, , the offer and sale of the Warrants (the “Offering”) is being made in reliance upon the provisions of Regulation D (“Regulation D”) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, Subscriber wishes to purchase the Warrants and the Company wishes to accept such subscription.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Subscriber hereby agrees as follows

1. Agreement to Subscribe

1.1 Purchase and Issuance of the Warrants. Upon the terms and subject to the conditions of this Agreement, Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Subscriber, on the closing date as defined below in section 1.3, the number of Warrants indicated on the signature page hereto by the caption, “Number of Warrants Being Subscribed” (the “Subscriber's Warrants”) which Subscriber Warrants will be issued to the Subscriber, or its affiliates or designees. The aggregate purchase price for Subscriber’s Warrants (the “Purchase Price”) is indicated on the signature page hereto by the caption, “Purchase Price.”

1.2 Delivery of the Purchase Price. Upon execution of this Agreement Subscriber is hereby bound to fulfill its obligations hereunder and hereby irrevocably commits to deliver to the Company on the date of Closing (as hereinafter defined) the Purchase Price by bank check, wire transfer or such other form of payment as shall be acceptable to the Company, in its sole and absolute discretion, at the Closing. Any such check delivered to the Company shall be made payable to the order of “Indas Green Acquisition Corporation.” Company irrevocably commits to deliver into a trust account (the “Trust Account”), maintained by the Continental Stock Transfer & Trust Company the Purchase Price received from this Agreement.

1.3 Closing. The Closing Date of the Offering (the “Closing”), shall take place at the offices of the Company immediately prior to the effective date of the registration statement pursuant to which the Company proposes to register its initial public offering (the “IPO”) of 5,250,000 units consisting of Ordinary Shares and Warrants (the “Closing Date”). The proceeds of the Offering shall be deposited in the Company’s Trust Account as described in the registration statement for the Company’s IPO. Upon Closing, Subscriber’s Warrants shall be deemed to be held in escrow until deposited with the trustee as described in the registration statement for the Company’s IPO.

2. Representations and Warranties of the Subscriber

Subscriber represents and warrants to the Company that:

2.1 No Government Recommendation or Approval. The Subscriber understands that no United States federal or state agency or similar agency of any other country, has passed upon or made any recommendation or endorsement of the Company or the Offering of the Warrants or ordinary shares underlying the warrants (the “Warrant Shares”).

2.2 Regulation D Offering. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “Accredited Investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law..

2.3 Intent. The Subscriber is purchasing the Warrants solely for investment purposes, for the Subscriber's own account and not for the account or benefit of any U.S. person, and not with a view towards the distribution or dissemination thereof and the Subscriber has no present arrangement to sell the Warrants to or through any person or entity. Subscriber shall not engage in hedging transactions with regard to the Warrants and the underlying securities unless in compliance with the Securities Act..

2.4 Restrictions on Transfer. Subscriber acknowledges and understands the Warrants are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Warrants have not been registered under the Securities Act, and, if in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Warrants, such Warrants may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Subscriber agrees that if any transfer of its Warrants or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or another available exemption from registration, the Subscriber agrees it will not resell the Warrants. Subscriber further acknowledges that because the Company is a shell company and Rule 144 may not be available to the Subscriber for the resale of the Warrants until one year after following consummation of the initial business combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5 Sophisticated Investor.

(i) The Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Warrants.

(ii) The Subscriber is able to bear the economic risk of his investment in the Warrants for an indefinite period of time, which is highly speculative and subject to substantial risks because, among other things none of the Warrants have been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

2.6 Independent Investigation. The Subscriber, in making the decision to purchase the Warrants, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement and the Warrants. The Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Warrants and has had full access to such other information concerning the Company as the Subscriber has requested.

2.7 Authority. The Subscriber is a limited liability company duly organized, validly existing and in good standing under the laws of the [State of Delaware] and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.8 No Legal Advice from Company. The Subscriber acknowledges that he, she or it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with the Subscriber's own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, the Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.9 Reliance on Representations and Warranties. Subscriber understands the Warrants are being offered and sold to Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.10 No Advertisements. The undersigned is not subscribing for the Warrants as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

2.11 Legend. Subscriber acknowledges and agrees the certificates evidencing the Warrants and the Warrant Shares shall bear a restrictive legend (the “Legend”), in form and substance as set forth in Section 4 hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement covering these securities under the Securities Act or (ii) pursuant to any other exemptions from the registration requirements under the Securities Act and such laws which, in the opinion of counsel for this Company, is available..

3. Representations and Warranties of the Company

The Company represents and warrants to Subscriber that:

3.1 Valid Issuance of Capital Stock. The total number of shares of all classes of capital stock which the Company has authority to issue is 20,000,000 Ordinary Shares and 1,000,000 preferred shares. As of the date hereof, the Company has 1,509,375 Ordinary Shares issued and outstanding. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2 Organization and Qualification. The Company is a corporation duly incorporated and existing in good standing under the laws of the Cayman Islands and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.3 Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Warrants in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.4 No Conflicts. To the knowledge of the Company, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not materially (i) result in a violation of the Company's Memorandum and Articles of Association or (ii) conflict with, or constitute a default under any agreement, indenture or instrument to which the Company is a party. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Ordinary Shares in accordance with the terms hereof.

4. Legends;

4.1 Legend. The Company will issue the Warrants, and when issued, the Warrant Shares, purchased by the Subscriber in the name of the Subscriber. The Warrants and Warrant Shares will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

SECURITIES EVIDENCED BY THIS CERTIFICATE WILL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A SECURITIES ESCROW AGREEMENT (THE “AGREEMENT”) AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE ESCROW PERIOD (AS DEFINED IN THE AGREEMENT).”

4.2 Subscriber's Compliance. Nothing in this Section 4 shall affect in any way the Subscriber's obligations and agreement to comply with all applicable securities laws upon resale of the Warrants, and the Warrant Shares.

4.3 Company’s Refusal to Register Transfer of Warrants. The Company shall refuse to register any transfer of the Warrants and the Warrant Shares, not made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act.

5. Escrow

Upon consummation of the IPO, the holders of the Warrants shall enter into a securities escrow agreement (the “Escrow Agreement”) with Continental Stock Transfer & Trust Company, whereby the Warrants shall be held in escrow until the day after the date of the consummation of the initial Business Combination.

6. Securities Laws Restrictions.

In addition to the restrictions contained in the Escrow Agreement, Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Warrants unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company shall have received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction complies with the Securities Act and the rules promulgated by the SEC thereunder and with all applicable state securities laws.

7.  Waiver of Liquidation Distributions

In connection with the Warrants purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company in the event of a liquidation of the Company upon the Company's failure to timely complete a Business Combination. For purposes of clarity, in the event the Subscriber purchases Ordinary Shares in the IPO or in the aftermarket such shares shall be eligible to receive any liquidating distributions by the Company.

8. Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

9. Forfeiture of Warrants.

9.1. Failure to Consummate Business Combination. The Warrants shall be forfeited to the Company in the event that the Company does not consummate a Business Combination within 24 months from the date of the final prospectus relating to the Company’s IPO or in the event that the shareholders approve an extension of the period of time to consummate a Business Combination by an additional 12 months (the “Extended Period”), within 36 months from the date of the final prospectus.

9.2. Termination of Rights as holder; Escrow. If the Warrants are forfeited in accordance with this Section 8, then after such time the Subscriber (or successor in interest), shall no longer have any rights as a holder of such Warrants, and the Company shall take such action as is appropriate to cancel such Warrants. To effectuate the foregoing, all certificates representing the Warrants shall be held in escrow as provided in Section 5 hereof. In addition, Subscriber hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing.

10. Rescission Right Waiver and Indemnification.

10.1.  Subscriber understands and acknowledges an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Warrants. In this regard, if the IPO were deemed to be a general solicitation with respect to the Warrants, the offer and sale of such Warrants may not be exempt from registration and, if not, Subscriber may have a right to rescind its purchase of the Warrants. In order to facilitate the completion of the Offering and in order to protect the Company, its shareholders and the Trust Account from claims that may adversely affect the Company or the interests of its shareholders, Subscriber hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Warrants. Subscriber acknowledges and agrees this waiver is being made in order to induce the Company to sell the Warrants to such Subscriber. Subscriber agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Warrants hereunder or relating to the purchase of the Warrants and the transactions contemplated hereby.

10.2. Subscriber agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Warrants or any Claim that may arise now or in the future.

10.3. Subscriber acknowledges and agrees the shareholders of the Company are and shall be third-party beneficiaries of the foregoing provisions of this Agreement.

10.4.  Subscriber agrees that to the extent any waiver of rights under this Section 9 is ineffective as a matter of law, such Subscriber has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Subscriber acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

11. Terms of the Warrant

The Warrants are substantially identical to the warrants included in the units offered in the IPO, except: (i) they will not have a claim to the funds held in the trust account, (ii) they will be placed in escrow and not released before, except in limited circumstances, until after the consummation of a Business Combination as more fully described in Section 5, (iii) they are being purchased in a private placement pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be entered on or before the date of the final prospectus relating to the Company’s IPO, (iv) they will be non-redeemable so long as they are held by Subscriber (or any of its permitted assigns), (v) they are exercisable (a) on a “cashless” basis if held by the Subscriber or its permitted assigns and (b) may not be sold, assigned or transferred until the consummation of a business combination, (vi) they will not have rights to any liquidation distribution, and (vii) may be exercised in the absence of an effective registration statement covering the Ordinary Shares underlying the Warrants. In the event that Company fails to consummate a business combination the Warrants will expire worthless. In no event will the Company be required to net cash settle the Warrant exercise.

12 Assignment; Entire Agreement; Amendment

12.1 Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Subscriber to a person agreeing to be bound by the terms hereof.

12.2 Entire Agreement. This Subscription Agreement and the Warrants set forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

12.3 Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

12.4 Binding Upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

13 Notices; Indemnity

13.1 Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other and communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the Subscriber has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the Subscriber of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the Subscriber.

13.2 Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney's fees and expenses) incurred as a result of such party's breach of any representation, warranty, covenant or agreement in this Agreement.

14 Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

15 Survival; Severability

15.1 Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.

15.2 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

16 Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature page follows]

SUBSCRIPTION INFORMATION AND SIGNATURE PAGE

Name of the Subscriber:  Chardan Capital Markets, LLC
                                                                    (Please print legibly)

 Number of Warrants Being Subscribed: 100,000

Aggregate Purchase Price: $100,000

Place of Residency and/or Principal Place of Business:
17 State Street
Suite 1600
New York, NY 10004,

This subscription is accepted by the Company on the [   ] day of June, 2008.

INDAS GREEN ACQUISITION CORPORATION

Date:	By:
Name: Ashish Wadhwani
Title: Chief Executive Officer & Director

SUBSCRIBER:

Chardan Capital Markets, LLC

By:
Name:
Title: